Exhibit 99.1
TRI POINTE HOMES, INC. REPORTS 2023 FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Highlights
-Net New Home Orders Increased 143% to 1,078-
-Backlog Units Increased 58% to 2,320, and Backlog Dollar Value Increased 38% to $1.6 Billion-
-Active Selling Communities Increased 14% to 155-
-New Home Deliveries of 1,813 for Home Sales Revenue of $1.2 Billion-
-Homebuilding Gross Margin Percentage of 22.9%-
-Diluted Earnings Per Share of $1.36-

INCLINE VILLAGE, Nev., February 20, 2024 / Business Wire / – Tri Pointe Homes, Inc. (the “Company”) (NYSE: TPH) today announced results for the fourth quarter ended December 31, 2023 and full year 2023.
“2023 proved to be another strong year for Tri Pointe Homes, capped off by a successful fourth quarter, during which we reported home sales revenue of $1.2 billion, homebuilding gross margin percentage of 22.9%, and diluted earnings per share of $1.36,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “The strong finish to the year was accompanied by a 143% increase in net new home orders for the quarter, which led to a 40% increase for the full year. We ended the year with 155 active selling communities, which was a 14% increase over the prior year. Based on our strong land pipeline with approximately 32,000 owned or controlled lots, we expect to grow our community count by another 10% by the end of 2025.”
Mr. Bauer continued, “In the fourth quarter of 2023, our industry saw a notable change in mortgage interest rates, peaking above 8% in October, then rapidly decreasing with shifting market sentiment. Order activity subsequently increased as we moved through the quarter and that momentum has continued into 2024, with both January and February off to a strong start.”
“We remain encouraged by the fundamentals of the housing market, including household formations, strong demand from Millennial and Gen-Z buyers, a more normalized supply chain, and shorter cycle times,” stated Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “These dynamics, along with the lack of resale supply, should continue to support the homebuilding industry, whose market share of total home sales sits at historical highs.”
Mr. Bauer concluded, “As a growth-oriented company, we are focused on growing scale in our existing markets and targeting new markets through organic startups or M&A. Last year, we announced our organic entry into Utah, and we are actively looking for growth in the Southeast by expanding our footprint into the Coastal Carolinas and Florida markets. We believe our strong balance sheet positions us well to return capital to stockholders through share repurchases, while maintaining sufficient liquidity to expand our market scale and tap into new opportunities that fit within our growth strategy.”
Results and Operational Data for Fourth Quarter 2023 and Comparisons to Fourth Quarter 2022
•Net income available to common stockholders was $132.8 million, or $1.36 per diluted share, compared to $203.0 million, or $1.98 per diluted share
•Home sales revenue for the quarter was $1.2 billion, a decrease of 17%
◦New home deliveries of 1,813 homes compared to 2,016 homes, a decrease of 10%
◦Average sales price of homes delivered of $685,000 compared to $746,000
•Homebuilding gross margin percentage of 22.9% compared to 25.0%, a decrease of 210 basis points
◦Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 26.5%*
•Selling, general and administrative (“SG&A”) expense as a percentage of homes sales revenue of 9.3% compared to 7.6%, an increase of 170 basis points
•Net new home orders of 1,078 compared to 444, an increase of 143%
•Active selling communities averaged 159.3 compared to 136.8, an increase of 16%
◦Net new home orders per average selling community increased by 109% to 6.8 orders (2.3 monthly) compared to 3.2 orders (1.1 monthly)

◦Cancellation rate of 12% compared to 42%
•Backlog units at quarter end of 2,320 homes compared to 1,472, an increase of 58%
◦Dollar value of backlog at quarter end of $1.6 billion compared to $1.2 billion, an increase of 38%
◦Average sales price in backlog at quarter end of $695,000 compared to $791,000, a decrease of 12%
•Ratios of debt-to-capital and net debt-to-net capital of 31.5% and 14.6%*, respectively, as of December 31, 2023
•Repurchased 1,836,177 shares of common stock at an average price of $27.23 for an aggregate dollar amount of $50.0 million during the quarter ended December 31, 2023
•Ended fourth quarter of 2023 with total liquidity of $1.6 billion, including cash of $869.0 million and $697.7 million of availability under the Company’s unsecured revolving credit facility
*    See “Reconciliation of Non-GAAP Financial Measures”
Results and Operational Data for Full Year 2023 and Comparisons to Full Year 2022
•Net income available to common stockholders was $343.7 million, or $3.45 per diluted share, compared to $576.1 million, or $5.54 per diluted share
•Home sales revenue of $3.7 billion compared to $4.3 billion, a decrease of 15%
◦New home deliveries of 5,274 homes compared to 6,063 homes, a decrease of 13%
◦Average sales price of homes delivered of $693,000 compared to $708,000, a decrease of 2%
•Homebuilding gross margin percentage of 22.3% compared to 26.4%, a decrease of 410 basis points
◦Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 25.9%*
•SG&A expense as a percentage of homes sales revenue of 11.0% compared to 9.0%, an increase of 200 basis points
•Net new home orders of 6,122 compared to 4,377, an increase of 40%
•Active selling communities averaged 147.5 compared to 124.7, an increase of 18%
◦Net new home orders per average selling community decreased by 21% to 41.5 orders (3.5 monthly) compared to 35.1 orders (2.9 monthly)
◦Cancellation rate of 10% compared to 19%
•Repurchased 6,301,275 shares of common stock at an average price of $27.68 for an aggregate dollar amount of $174.4 million during the full year ended December 31, 2023

*    See “Reconciliation of Non-GAAP Financial Measures”

Outlook
For the first quarter of 2024, the Company anticipates delivering between 1,200 and 1,400 homes at an average sales price between $645,000 and $655,000. The Company expects its homebuilding gross margin percentage to be in the range of 22.0% to 23.0% for the first quarter of 2024 and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 12.0% to 13.0%. Lastly, the Company expects its effective tax rate for the first quarter of 2024 to be approximately 26.5%.
For the full year of 2024, the Company anticipates delivering between 6,000 and 6,300 homes at an average sales price between $645,000 and $655,000. The Company expects its homebuilding gross margin percentage to be in the range of 21.5% to 22.5% for the full year of 2024 and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 10.5% to 11.5%. Lastly, the Company expects its effective tax rate for the year to be approximately 26.5%.

Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 7:00 a.m. Pacific Time (10:00 a.m. Eastern Time) on Tuesday, February 20, 2024. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Chief Marketing Officer.
Interested parties can listen to the call live and view the related presentation slides on the internet through the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Fourth Quarter 2023 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for one week following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13743992. An archive of the webcast will also be available on the Company’s website for a limited time.
About Tri Pointe Homes®
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, was named to the 2024 Fortune World’s Most Admired Companies™ list, is one of the 2023 Fortune 100 Best Companies to Work For®, and was designated as one of the 2023 PEOPLE Companies That Care®. The company was also named as a Great Place To Work-Certified™ company for three years in a row (2021 through 2023), and was named on several Great Place To Work® Best Workplaces lists in 2022 and 2023. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials and labor; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:	Media Contact:

InvestorRelations@TriPointeHomes.com, 949-478-8696	Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Operating Data:
Home sales revenue	$1,241,258	$1,504,177	$(262,919)	(17)%	$3,654,035	$4,291,563	$(637,528)	(15)%
Homebuilding gross margin	$283,936	$376,756	$(92,820)	(25)%	$815,522	$1,130,982	$(315,460)	(28)%
Homebuilding gross margin %	22.9%	25.0%	(2.1)%		22.3%	26.4%	(4.1)%
Adjusted homebuilding gross margin %*	26.5%	27.9%	(1.4)%		25.9%	29.0%	(3.1)%
SG&A expense	$115,456	$114,726	$730	1%	$402,382	$387,509	$14,873	4%
SG&A expense as a % of home sales revenue	9.3%	7.6%	1.7%		11.0%	9.0%	2.0%
Net income available to common stockholders	$132,834	$202,973	$(70,139)	(35)%	$343,702	$576,060	$(232,358)	(40)%
Adjusted EBITDA*	$236,146	$324,716	$(88,570)	(27)%	$639,727	$929,081	$(289,354)	(31)%
Interest incurred	$35,377	$35,294	$83	0%	$147,169	$124,529	$22,640	18%
Interest in cost of home sales	$43,516	$38,036	$5,480	14%	$116,143	$106,595	$9,548	9%

Other Data:
Net new home orders	1,078	444	634	143%	6,122	4,377	1,745	40%
New homes delivered	1,813	2,016	(203)	(10)%	5,274	6,063	(789)	(13)%
Average sales price of homes delivered	$685	$746	$(61)	(8)%	$693	$708	$(15)	(2)%
Cancellation rate	12%	42%	(30)%		10%	19%	(9)%
Average selling communities	159.3	136.8	22.5	16%	147.5	124.7	22.8	18%
Selling communities at end of period	155	136	19	14%
Backlog (estimated dollar value)	$1,612,114	$1,164,678	$447,436	38%
Backlog (homes)	2,320	1,472	848	58%
Average sales price in backlog	$695	$791	$(96)	(12)%

	December 31, 2023	December 31, 2022	Change
Balance Sheet Data:
Cash and cash equivalents	$868,953	$889,664	$(20,711)
Real estate inventories	$3,337,483	$3,173,849	$163,634
Lots owned or controlled	31,960	33,794	(1,834)
Homes under construction (1)	3,088	2,373	715
Homes completed, unsold	263	288	(25)
Total debt, net	$1,382,586	$1,378,051	$4,535
Stockholders' equity	$3,010,958	$2,832,389	$178,569
Book capitalization	$4,393,544	$4,210,440	$183,104
Ratio of debt-to-capital	31.5%	32.7%	(1.2)%
Ratio of net debt-to-net-capital*	14.6%	14.7%	(0.1)%
_____________________________________
(1)     Homes under construction included 69 and 78 models at December 31, 2023 and December 31, 2022, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2023	December 31, 2022
Assets	(unaudited)
Cash and cash equivalents	$868,953	$889,664
Receivables	224,636	169,449
Real estate inventories	3,337,483	3,173,849
Investments in unconsolidated entities	131,824	129,837
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	37,996	34,851
Other assets	157,093	165,687
Total assets	$4,914,588	$4,719,940

Liabilities
Accounts payable	$64,833	$62,324
Accrued expenses and other liabilities	453,531	443,034
Loans payable	288,337	287,427
Senior notes	1,094,249	1,090,624
Total liabilities	1,900,950	1,883,409

Commitments and contingencies

Equity
Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 95,530,512 and 101,017,708 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	955	1,010
Additional paid-in capital	0	3,685
Retained earnings	3,010,003	2,827,694
Total stockholders' equity	3,010,958	2,832,389
Noncontrolling interests	2,680	4,142
Total equity	3,013,638	2,836,531
Total liabilities and equity	$4,914,588	$4,719,940

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Homebuilding:
Home sales revenue	$1,241,258	$1,504,177	$3,654,035	$4,291,563
Land and lot sales revenue	1,691	771	12,197	5,108
Other operations revenue	752	674	2,971	2,695
Total revenues	1,243,701	1,505,622	3,669,203	4,299,366
Cost of home sales	957,322	1,127,421	2,838,513	3,160,581
Cost of land and lot sales	1,796	—	12,083	2,075
Other operations expense	723	665	2,894	2,685
Sales and marketing	56,411	62,293	184,388	175,005
General and administrative	59,045	52,433	217,994	212,504
Homebuilding income from operations	168,404	262,810	413,331	746,516
Equity in (loss) income of unconsolidated entities	(369)	346	(97)	312
Other income, net	9,085	1,455	39,446	2,307
Homebuilding income before income taxes	177,120	264,611	452,680	749,135
Financial Services:
Revenues	15,997	17,182	46,001	49,167
Expenses	11,959	7,679	31,322	25,136
Equity in income of unconsolidated entities	—	—	—	46
Financial services income before income taxes	4,038	9,503	14,679	24,077
Income before income taxes	181,158	274,114	467,359	773,212
Provision for income taxes	(46,400)	(68,719)	(118,164)	(190,803)
Net income	134,758	205,395	349,195	582,409
Net income attributable to noncontrolling interests	(1,924)	(2,422)	(5,493)	(6,349)
Net income available to common stockholders	$132,834	$202,973	$343,702	$576,060
Earnings per share
Basic	$1.38	$2.01	$3.48	$5.60
Diluted	$1.36	$1.98	$3.45	$5.54
Weighted average shares outstanding
Basic	96,142,092	100,947,993	98,679,477	102,898,423
Diluted	97,438,742	102,456,279	99,695,662	104,003,652

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	133	$764	266	$774	630	$781	629	$761
California	870	722	812	820	1,986	745	2,541	751
Nevada	108	670	159	796	397	729	522	751
Washington	67	889	36	888	173	848	208	962
West total	1,178	731	1,273	809	3,186	756	3,900	764
Colorado	34	684	121	745	144	738	322	716
Texas	366	553	338	614	1,141	561	1,126	553
Central total	400	564	459	649	1,285	581	1,448	590
Carolinas(1)	177	466	194	468	616	458	346	466
Washington D.C. Area(2)	58	1,233	90	951	187	1,159	369	808
East total	235	655	284	621	803	621	715	642
Total	1,813	$685	2,016	$746	5,274	$693	6,063	$708

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	76	13.5	3	13.0	511	13.5	487	13.4
California	390	46.6	226	55.5	2,386	49.6	1,803	49.3
Nevada	68	11.3	4	6.8	403	9.2	321	7.5
Washington	62	5.3	11	5.0	228	5.4	114	3.3
West total	596	76.7	244	80.3	3,528	77.7	2,725	73.5
Colorado	24	11.0	8	6.5	142	8.4	188	7.4
Texas	303	54.3	81	30.0	1,565	43.8	772	24.8
Central total	327	65.3	89	36.5	1,707	52.2	960	32.2
Carolinas(1)	100	13.0	73	15.2	678	14.0	445	12.2
Washington D.C. Area(2)	55	4.3	38	4.8	209	3.6	247	6.8
East total	155	17.3	111	20.0	887	17.6	692	19.0
Total	1,078	159.3	444	136.8	6,122	147.5	4,377	124.7

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of December 31, 2023			As of December 31, 2022
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	259	$190,798	$737	378	$316,233	$837
California	698	559,729	802	298	289,659	972
Nevada	131	91,012	695	125	102,985	824
Washington	90	79,672	885	35	27,075	774
West total	1,178	921,211	782	836	735,952	880
Colorado	48	32,963	687	50	39,988	800
Texas	706	409,769	580	282	186,001	660
Central total	754	442,732	587	332	225,989	681
Carolinas(1)	282	140,523	498	220	102,775	467
Washington D.C. Area(2)	106	107,648	1,016	84	99,962	1,190
East total	388	248,171	640	304	202,737	667
Total	2,320	$1,612,114	$695	1,472	$1,164,678	$791

	December 31, 2023	December 31, 2022
Lots Owned or Controlled:
Arizona	2,394	2,901
California	10,148	11,399
Nevada	1,785	1,634
Washington	712	827
West total	15,039	16,761
Colorado	1,908	1,600
Texas	10,056	10,361
Central total	11,964	11,961
Carolinas(1)	4,038	3,857
Washington D.C. Area(2)	919	1,215
East total	4,957	5,072
Total	31,960	33,794

	December 31, 2023	December 31, 2022
Lots by Ownership Type:
Lots owned	18,739	18,762
Lots controlled (1)	13,221	15,032
Total	31,960	33,794
__________
(1)    As of December 31, 2023 and 2022, lots controlled included lots that were under land option contracts or purchase contracts. As of December 31, 2023 and 2022, lots controlled for Central include 3,561 and 3,325 lots, respectively, and lots controlled for East include 71 and 141 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP financial measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage and non-cash impairments and lot option abandonments, as applicable, have on homebuilding gross margin and permits investors to make better comparisons with our competitors, who may adjust gross margins in a similar fashion.

	Three Months Ended December 31,
	2023	%	2022	%
	(dollars in thousands)
Home sales revenue	$1,241,258	100.0%	$1,504,177	100.0%
Cost of home sales	957,322	77.1%	1,127,421	75.0%
Homebuilding gross margin	283,936	22.9%	376,756	25.0%
Add: interest in cost of home sales	43,516	3.5%	38,036	2.5%
Add: impairments and lot option abandonments	1,482	0.1%	4,252	0.3%
Adjusted homebuilding gross margin	$328,934	26.5%	$419,044	27.8%
Homebuilding gross margin percentage	22.9%		25.0%
Adjusted homebuilding gross margin percentage	26.5%		27.9%

	Year Ended December 31,
	2023	%	2022	%
	(dollars in thousands)
Home sales revenue	$3,654,035	100.0%	$4,291,563	100.0%
Cost of home sales	2,838,513	77.7%	3,160,581	73.6%
Homebuilding gross margin	815,522	22.3%	1,130,982	26.4%
Add: interest in cost of home sales	116,143	3.2%	106,595	2.5%
Add: impairments and lot option abandonments	14,157	0.4%	8,747	0.2%
Adjusted homebuilding gross margin	$945,822	25.9%	$1,246,324	29.0%
Homebuilding gross margin percentage	22.3%		26.4%
Adjusted homebuilding gross margin percentage	25.9%		29.0%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	December 31, 2023	December 31, 2022
Loans payable	$288,337	$287,427
Senior notes	1,094,249	1,090,624
Total debt	1,382,586	1,378,051
Stockholders’ equity	3,010,958	2,832,389
Total capital	$4,393,544	$4,210,440
Ratio of debt-to-capital(1)	31.5%	32.7%

Total debt	$1,382,586	$1,378,051
Less: Cash and cash equivalents	(868,953)	(889,664)
Net debt	513,633	488,387
Stockholders’ equity	3,010,958	2,832,389
Net capital	$3,524,591	$3,320,776
Ratio of net debt-to-net capital(2)	14.6%	14.7%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing debt by the sum of debt plus equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is debt less cash and cash equivalents) by the sum of net debt plus equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) real estate inventory impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income available to common stockholders	$132,834	$202,973	$343,702	$576,060
Interest expense:
Interest incurred	35,377	35,294	147,169	124,529
Interest capitalized	(35,377)	(35,294)	(147,169)	(124,529)
Amortization of interest in cost of sales	43,737	38,042	116,933	106,681
Provision for income taxes	46,400	68,719	118,164	190,803
Depreciation and amortization	6,786	9,369	26,852	28,010
EBITDA	229,757	319,103	605,651	901,554
Amortization of stock-based compensation	4,907	2,040	19,919	18,780
Real estate inventory impairments and lot option abandonments	1,482	3,573	14,157	8,747
Adjusted EBITDA	$236,146	$324,716	$639,727	$929,081